Exhibit 23

INDEPENDENT AUDITORS’ REPORT

The Partners

The Hearthside II Limited Dividend Housing Association Limited Partnership

(A Michigan Limited Partnership)

Kalamazoo, Michigan

We have audited the accompanying balance sheets of The Hearthside II Limited Dividend Housing Association Limited Partnership (A Michigan Limited Partnership) (“Partnership”), as of December 31, 2008 and 2007, and the related statements of operations, partners’ equity/(deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of  expressing an  opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Hearthside II Limited Dividend Housing Association Limited Partnership, as of  December 31, 2008 and 2007, and the results of its operations, changes in partners’ equity/(deficit) and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information on pages 18 and 19 is presented for purposes of additional analysis not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Schooner Boyer & Associates

Columbus, Ohio

February 11, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Osage Housing Associates Limited Partnership

We have audited the accompanying balance sheets of Osage Housing Associates Limited Partnership (“Partnership”) as of December 31, 2008 and the related statements of operations, partners’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.  The financial statements of Osage Housing Associates Limited Partnership for the year ended December 31, 2007, were audited by other auditors whose report thereon, dated February 15, 2008, expressed an unqualified opinion.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Osage Housing Associates Limited Partnership as of December 31, 2008 and the results of its operations, changes in partners’ equity and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Summers, Spencer & Callison, CPAs,

Chartered

Topeka, Kansas

February 14, 2009